EXHIBIT 10.2

OPTION AGREEMENT

This OPTION AGREEMENT (the “Agreement”) is executed and entered into as of the 1st day of April 2011 (the “Effective Date”), by and among C-LOCK Technology, Inc., a Delaware corporation having an address of 1225 - 17th Street, Suite 1300, Denver, CO 80202 (“CLT”), Evergreen Energy Inc., a Delaware corporation having an address of 1225 - 17th Street, Suite 1300, Denver, CO 80202 (“Evergreen”) and C-LOCK Inc. (“CLI”), a South Dakota corporation, with its principal place of business at 233 Westberry Court North, Rapid City, SD 57702.

RECITALS

A.            CLT, Evergreen, CLI, Dr. Pat Zimmerman, and Scott Zimmerman have entered into a Settlement Agreement (“Settlement Agreement”) with respect to a dispute concerning the Amended and Restated Exclusive Patent Sublicense Agreement effective February 28, 2007 between CLT and CLI (“Prior Sublicense”).

B.            In connection with the Settlement Agreement, CLT, Evergreen and CLI have entered into a Second Amended and Restated Patent Sublicense Agreement (“Second Amended Sublicense”).

C.            Also as part of the Settlement Agreement, CLI has agreed to grant CLT and Evergreen an option to enter into a Third Amended and Restated Exclusive Patent Sublicense Agreement in substantially the form attached hereto as Exhibit A (“Third Sublicense”).

D.            The parties desire to memorialize the terms and conditions of the CLT and Evergreen’s option to enter into the Third Amended Sublicense.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
GRANT OF OPTION

1.1           Option.  CLI hereby grants and conveys to CLT and Evergreen, the exclusive and irrevocable option (the “Option”) to enter into the Third Amended Sublicense upon and subject to the terms and conditions set forth in this Agreement.

1.2           Consideration.  This Agreement is granted in consideration of Twenty-Five Thousand Dollars ($25,000.00), and other good and valuable consideration from CLT and Evergreen to CLI, the receipt and sufficiency of which is hereby expressly acknowledged by CLI.

ARTICLE 2
EXERCISE OF OPTION

2.1           Option Period.  CLT and CLT must exercise the Option on or before 11:59 PM (Mountain Time) on December 31, 2011 (“Option Period”) by providing CLI written notice to CLI at any of the following:

C-LOCK, Inc.

Patrick Zimmerman, President

233 Westberry Court

North Rapid City, SD 57702

Tel: (605) 343-7947

Fax: (605)343-7947

Email: pzimmerman@c-lockinc.com

ARTICLE 3
EXCLUSIVITY

3.1           During the Option Period, CLI retains the right to conduct research and consulting services within the Energy Field, as defined in the Third Amended Sublicense.  If the Option is exercised, CLI will have up to 18 months from the date of exercise to complete its existing ongoing software development within the Energy Field and projects to service such software, if any.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1             Further Instruments.  Upon exercise of the Option, each party hereto shall enter into the Third Amended License Agreement and shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Agreement.  If CLI wrongfully refuses to execute any instrument necessary to effectuate this Option, any court of competent jurisdiction may order specific performance, and, if necessary, the court may appoint a person pursuant to Colo. R. Civ. P. 70 to execute such documents as are necessary to effectuate its judgment.

4.2           Governing Law.  The parties hereto expressly agree that the terms and conditions hereof, and the subsequent performance hereunder, shall be construed and controlled by the laws of the State of Colorado.

4.3           Amendment.  No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

4.4           Binding.  This Agreement shall be binding upon, and inure to the benefit of, CLT, Evergreen and CLI and their respective successors, transferees and assigns.

4.5           Notice.  Notice to either party shall be in writing, addressed to the party to be notified at the address specified herein, and either (a) personally delivered, (b) sent by an overnight courier service such as Airborne or Federal Express, (c) sent by first-class mail, registered or certified mail, postage prepaid, return receipt requested, (d) sent by facsimile, or (e) sent by email  Any such notice shall be deemed received:  (a) on the date of receipt if personally delivered; (b) on the date of receipt as evidenced by the receipt provided by an overnight courier service, if sent by such courier; (c) three (3) business days after deposit in the U.S. Mail, if sent by mail; or (d) on the date confirmation is received by the sender if notice is faxed or emailed.

To CLI:	C-LOCK, Inc.
Patrick Zimmerman, President
233 Westberry Court
North Rapid City, SD 57702
Tel: (605) 343-7947
Fax: (605)343-7947
Email: pzimmerman@c-lockinc.com

With a copy (which shall not constitute notice) to:

William Roberts
Roberts & Olivia, LLC
2060 Broadway, Suite 250
Boulder, CO 80302
Tel: 720 210 5447
Fax: 720 210 5447
Email: wrroberts@wrrlaw.com

To CLT/Evergreen:	1225 - 17th Street, Suite 1300
Denver, CO 80202
Attention: President
Tel: 303 293-2992
Fax: 303 293-8430
Email:

With a copy to:

Evergreen Energy Inc.
1225 - 17th Street, Suite 1300
Denver, CO 80202
Attention: General Counsel

Either party may change its address for notice by delivering written notice to the other party as provided herein.

4.6           Attorney Fees.  In the event of a breach of this Agreement by either party, the non-breaching party shall recover its reasonable attorney fees and other costs incurred in enforcing the terms of this Agreement, in addition to any other relief to which such non-defaulting party may be entitled.

4.7           Invalidity of Any Provision.  In the event that any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement, and shall in no way affect any other covenants or condition herein contained.

4.8           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

C-LOCK, INC.

By:	/s/ Patrick R. Zimmerman
Dr. Patrick Zimmerman, CEO

C-LOCK TECHNOLOGY, INC.

By:	/s/ Thomas H. Stoner, Jr.
Thomas H. Stoner, Jr., Chief Executive Officer

EVERGREEN ENERGY INC.

By:	/s/ Thomas H. Stoner, Jr.
Thomas H. Stoner, Jr., Chief Executive Officer